ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2019 Second Quarter Results

Net Sales Increased 6.4% to $62.0 Million

Retail Sales Increased 20.2% to $14.1 Million

Diluted EPS Increased 20.0% to $0.42

NELSONVILLE, Ohio, July 24, 2019 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2019.

Second Quarter 2019 and Year-to-Date Sales and Income

Second quarter net sales increased 6.4% to $62.0 million compared to $58.2 million in the second quarter of 2018. The Company reported second quarter net income of $3.2 million, or $0.42 per diluted share compared to net income of $2.6 million, or $0.35 per diluted share in the second quarter of 2018.

Net sales for the first six months of 2019 increased 6.9% to $127.9 million compared with $119.6 million for the first six months of 2018. The Company reported net income of $6.8 million, or $0.91 per diluted share and net income of $5.9 million, or $0.79 per diluted share for the six months ended June 30, 2019 and 2018, respectively.

Jason Brooks, President and Chief Executive Officer, commented, “We delivered another quarter of very solid results highlighted by year-over-year sales increases in all three of our segments and a nice improvement in overall profitability. Our top-line performance was driven by twenty-plus percent growth in our retail division as our Lehigh CustomFit model gained further traction with existing and new accounts. At the same time, the combination of compelling products, impactful marketing programs and enhanced retailer support fueled gains in our wholesale business including our work, western, outdoor and domestic commercial military categories. Equally important, we’ve bolstered our internal manufacturing capabilities which is driving improved efficiencies and increased margins while also providing the Company with alternative sourcing options in the event of a tariff increase on footwear imports from China.  I am confident that we are well positioned to capitalize on the growth prospects we believe exist across our business and continue generating increased value for our shareholders in the near and long-term.”

Second Quarter Review

Net sales for the second quarter increased 6.4% to $62.0 million compared to $58.2 million a year ago. Wholesale sales for the second quarter increased 2.1% to $40.6 million compared to $39.8 million for the same period in 2018. Retail sales for the second quarter increased 20.2% to $14.1 million compared to $11.7 million for the same period last year. Military segment sales for the second quarter increased 8.4% to $7.2 million compared to $6.7 million in the second quarter of 2018.

Gross margin in the second quarter of 2019 increased to $21.4 million, or 34.6% of sales, compared to $19.5 million, or 33.6% of sales, for the same period last year. The 100 basis point increase was driven by a higher percentage of retail sales, which carry higher gross margins than wholesale and military sales combined with higher wholesale and military margins.

Operating expenses were $17.5 million, or 28.2% of net sales, for the second quarter of 2019 compared to $16.2 million, or 27.8% of net sales, a year ago. The increase in operating expenses was attributable to higher variable expenses associated with the growth in retail sales.

Income from operations for the second quarter of 2019 was $3.9 million, or 6.4% of net sales compared to $3.4 million for the same period a year ago, or 5.8% of net sales.

Balance Sheet Review

Cash and cash equivalents increased $7.4 million or 88.7% to $15.7 million at June 30, 2019 compared to $8.3 million on the same date a year ago.

Inventory at June 30, 2019 increased 6.6% to $77.5 million compared to $72.6 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review second quarter 2019 results will be broadcast live over the internet today, Wednesday, July 24, 2019 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding our ability to capitalize on growth prospects (paragraph 3) and our ability to generate near-term and long-term shareholder value (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018 (filed March 13, 2019) and quarterly report on Form 10-Q for the quarter ended March 31, 2019 (filed May 9, 2019). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30,	December 31,	June 30,
	2019	2018	2018
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$15,715	$10,173	$8,328
Trade receivables, net	40,910	43,337	42,616
Contract receivables	1,959	2,602	8,634
Other receivables	152	331	214
Inventories – net	77,458	72,822	72,644
Income tax receivable	1,361	30	222
Prepaid expenses	2,819	1,890	2,185
Total current assets	140,374	131,185	134,843
LEASED ASSETS	1,282	-	-
PROPERTY, PLANT & EQUIPMENT – net	24,041	23,057	23,655
IDENTIFIED INTANGIBLES – net	30,256	30,273	30,293
OTHER ASSETS	279	148	173
TOTAL ASSETS	$196,232	$184,663	$188,964

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$20,182	$13,543	$17,642
Contract liabilities	1,959	2,602	8,634
Accrued expenses:
Salaries and wages	2,100	3,339	2,516
Taxes - other	667	556	349
Accrued freight	476	668	531
Commissions	491	560	420
Accrued duty	2,603	2,334	2,338
Other	1,767	1,416	1,125
Total current liabilities	30,245	25,018	33,555
LONG TERM TAXES PAYABLE	169	169	1,777
LONG TERM LEASE	776	-	-
DEFERRED INCOME TAXES	7,780	7,780	7,726
DEFERRED LIABILITIES	221	121	153
TOTAL LIABILITIES	39,191	33,088	43,211
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2019 - 7,393,851; December 31, 2018 - 7,368,494 and June 30, 2018 - 7,414,509	69,013	68,387	69,437
Retained earnings	88,028	83,188	76,316
Total shareholders' equity	157,041	151,575	145,753
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$196,232	$184,663	$188,964

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET SALES	$61,959	$58,206	$127,888	$119,593
COST OF GOODS SOLD	40,518	38,674	83,469	79,095
GROSS MARGIN	21,441	19,532	44,419	40,498

OPERATING EXPENSES	17,498	16,159	35,976	32,897

INCOME FROM OPERATIONS	3,943	3,373	8,443	7,601

OTHER INCOME (EXPENSES)	52	(40)	117	(179)

INCOME BEFORE INCOME TAXES	3,995	3,333	8,560	7,422

INCOME TAX EXPENSE (BENEFIT)	839	684	1,798	1,522

NET INCOME	$3,156	$2,649	$6,762	$5,900

INCOME PER SHARE
Basic	$0.43	$0.36	$0.92	$0.80
Diluted	$0.42	$0.35	$0.91	$0.79
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,388	7,410	7,388	7,408
Diluted	7,431	7,464	7,436	7,445